F O L E Y   &   L A R D N E R          EXHIBIT 5
                             ATTORNEYS AT LAW                AND 23.2
                                                             FORM S-8

CHICAGO                     FIRSTAR CENTER                  SAN DIEGO
JACKSONVILLE           777 EAST WISCONSIN AVENUE        SAN FRANCISCO
LOS ANGELES         MILWAUKEE, WISCONSIN 53202-5367       TALLAHASSEE
MADISON                TELEPHONE (414) 271-2400                 TAMPA
ORLANDO                FACSIMILE (414) 297-4900       WASHINGTON D.C.
SACRAMENTO                                            WEST PALM BEACH

                             November 22, 1996




Bucyrus International, Inc.
P.O. Box 500
1100 Milwaukee Avenue
South Milwaukee, WI  53172

     Re:  Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan

Gentlemen:

          We have acted as counsel for Bucyrus International, Inc., a Delaware corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock") to be issued pursuant to the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan (the "Plan").

          We have examined: (a) the Plan; (b) copies of the Registration Statement bearing facsimile signatures; (c) the Company's Restated Certificate of Incorporation and By-laws, as amended to date; (d) minutes of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

Bucyrus International, Inc.
November 22, 1996
Page 2


          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                   Very truly yours,


                                   /s/Foley & Lardner
                                   FOLEY & LARDNER